UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

CURRENT REPORT

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report (Date of Earliest Event Reported): January 3, 2011

Cal-Maine Foods, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-04892	64-0500378
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3320 Woodrow Wilson Avenue
Jackson, MS 39207
(Address of principal executive offices (zip code))

601-948-6813
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.  Changes in Registrant’s Certifying Accountant.

On January 3, 2011, Cal-Maine Foods, Inc. and Subsidiaries (the “Company”) was notified that, Frazer Frost, LLP (“Frazer Frost”), the Company’s independent accountant, and the principal accountant that was engaged to audit the Company’s financial statements, was winding down operations as Frazer Frost and that the firms that had combined to form Frazer Frost, Frost, PLLC (“Frost”) and Moore Stephens Wurth Frazer and Torbert, LLP (“MSWFT”), would resume their separate operations.  Accordingly, Frazer Frost resigned as the Company’s certifying accountant.  Frost was registered with the Public Company Accounting Oversight Board (PCAOB) effective December 21, 2010.  On December 22, 2010, the Audit Committee of the Company's Board of Directors approved the appointment of Frost as its independent registered public accounting firm subsequent to the separation of Frost and MSWFT.

The financial statements for the year ended May 29, 2010 were reported on by Frazer Frost and the financial statements for the year ended May 30, 2009 were previously reported on by Frost.  Frost will assume responsibility for the Frazer Frost audit of the Company for the year ended May 29, 2010 and all subsequent interim periods.

During the Company’s most recent fiscal year ended May 29, 2010, and the subsequent interim period through November 27, 2010, the Company did not consult with Frost on (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that may be rendered on the Company’s financial statements, and Frost did not provide either a written report or oral advice to the Company that was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue; or (ii) the subject of any disagreement, as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions, or a reportable event within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.  Prior to January 4, 2010, Frost was engaged as the Company’s independent register public accounting firm and would have in the normal course of the professional relationship, discussed a variety of matters, including the application of accounting principles, auditing standards,  financial reporting issues, and reportable events with management, however their responses were not a condition to their retention.

Since the date of the Company’s engagement of Frazer Frost through the date of this report, there were: (i) no disagreements between the Company and Frazer Frost on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Frazer Frost, would have caused Frazer Frost to make reference to the subject matter of the disagreement in connection with their report; and (ii) no reportable events within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

The Company has provided Frazer Frost a copy of the disclosures in this Form 8-K and has requested that Frazer Frost furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not Frazer Frost agrees with the Company’s statements in this Item 4.01. A copy of the letter dated January 3, 2011 furnished by Frazer Frost in response to that request is filed as Exhibit 16.1 to this report.

Item 9.01.   Financial Statements and Exhibits.

(c)	Exhibits
16.1	Letter of Frazer Frost, LLP dated January 3, 2011

SIGNATURES

 Pursuant to the requirements for the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAL-MAINE FOODS, INC.

Date: January 3, 2011	By:	/s/ Adolphus B. Baker
Adolphus B. Baker President and Chief Executive Officer